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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event report): August 30, 2000


                        Commission File Number 001-15469

                          THERMOVIEW INDUSTRIES, INC.
            (Exact name of Registrant as specified in its charter)

            DELAWARE                           61-1325129
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)        Identification Number)


         1101 Herr Lane                           40222
      Louisville, Kentucky                     (Zip Code)
(Address of principal executive offices)

                                 502-412-5600
             (Registrant's telephone number, including area code)



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Item 5. Other Events

The Registrant announced the appointment of Charles L. Smith and Bruce C. Merrick to its Board of Directors.

Mr.Smith currently serves as the President and Chief Operating Officer of the Registrant and will fill a vacancy in Class III of the Registrant's directors.

Mr. Merrick is the President of Dant Clayton Corporation, a private manufacturer of spectator seating located in Louisville, Kentucky, which he founded in 1979. Mr. Merrick is currently a member of several national and widely-known Boards, including D.D. Williamson, the global manufacturer of caramel coloring; Western Kentucky University's Board of Advisors; Actor's Theatre of Louisville's President elect; Custom Quality Services - Metro United Way Agency; and the
Western Kentucky University Student Life Foundation. In addition to his professional and philanthropic duties, Mr. Merrick was recognized as Entrepreneur of the Year for the Manufacturing Division of Kentucky and Southern Indiana. Mr. Merrick fills a vacancy in Class I of the Registrant's directors.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               ThermoView Industries, Inc.



Date:  September 1, 2000            By:   /s/ Stephen A. Hoffmann
                                       --------------------------
                                    Stephen A. Hoffmann,
                                    Chairman of the Board of Directors
                                    (principal executive officer)